Exhibit 99.1

PRESS RELEASE

January 14, 2019

CLOUD PEAK ENERGY ADOPTS TAX BENEFIT PRESERVATION PLAN FOR NET OPERATING LOSSES

Gillette, Wyo. — Cloud Peak Energy Inc. (NYSE: CLD) (the “Company”) announced today that its Board of Directors (the “Board”) has adopted a Stockholder Rights Plan (the “Rights Plan”) designed to preserve its substantial federal net operating loss carryforwards (“NOLs”) and other tax carryforwards, which can be utilized in certain circumstances to offset future U.S. taxable income. As of December 31, 2018, the Company had estimated federal NOLs and other tax carryforwards of approximately $300 million.

The Board adopted the Rights Plan, which is intended to protect the Company’s tax benefits, after considering, among other matters, the estimated potential value of the Company’s tax benefits, the potential for diminution of those tax benefits upon certain ownership changes of 5% stockholders and the risk of such an ownership change occurring due to the volatility and trading activity in the Company’s common stock. The Company’s ability to use its NOLs would be substantially limited if it were to experience an “ownership change” as defined under Section 382 of the Internal Revenue Code. An ownership change would occur if stockholders that own (or are deemed to own) at least 5% or more of the Company’s outstanding common stock increased their cumulative ownership in the Company by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. The Rights Plan reduces the likelihood that changes in the Company’s investor base would limit the Company’s future use of its tax benefits, which would significantly impair the value of the benefits. The Company believes that no ownership change as defined in Section 382 has occurred as of the date of this press release.

To implement the Rights Plan, the Board declared a non-taxable dividend of one preferred share purchase right (a “Right”) for each outstanding share of its common stock. The Rights will be exercisable if a person or group acquires 4.95% or more of the Company’s outstanding common stock (exclusive of treasury shares). The Rights will also be exercisable if a person or group that already owns 4.95% or more of the Company’s common stock acquires additional shares (other than as a result of a dividend or a stock split). Existing stockholders that beneficially own in excess of 4.95% of the common stock will be “grandfathered in” at their current ownership level. If the Rights become exercisable, all holders of Rights, other than the person or group triggering the Rights, will be entitled to purchase shares of the Company’s common stock at a 50% discount. Rights held by the person or group triggering the Rights will become void and will not be exercisable.

At any time after any person or group triggers the Rights and prior to certain events described in the Rights Agreement, the Board may exchange the Rights (other than Rights owned by such person or group triggering the Rights which will have become null and void), in whole or in part, for shares of common stock or preferred stock, at an exchange ratio of one share of common stock, or a fractional share of preferred stock equivalent in value thereto, per Right.

In connection with any exercise or exchange of the Rights, no holder of a Right will be entitled to receive shares of common stock if receipt of such shares would result in such holder, together with such holder’s affiliates and associates, beneficially owning more than 4.95% of the then-outstanding common stock (such shares, the “Excess Shares”) and the Board determines that such holder’s receipt of Excess Shares would jeopardize or endanger the value or availability of certain tax benefits or the Board otherwise determines that such holder’s receipt of Excess Shares is not in the best interests of the Company. In the event of any such Board determination, in lieu of such Excess Shares, such holder will only be entitled to receive cash or a note or other evidence of indebtedness with a principal amount equal to the then-current market price of the common stock multiplied by the number of Excess Shares that would otherwise have been issuable.

The Rights are not taxable to the Company’s stockholders. The Rights will trade with the common stock and will expire on the first day after the Company’s next annual meeting of stockholders, unless the stockholders ratify the Rights Plan at the next annual meeting, in which case the term of the Rights Plan is extended to January 11, 2022. The Rights Plan will expire under other circumstances as described in the Rights Agreement, and the Board may terminate the Rights Plan or redeem the Rights prior to the time the Rights are triggered.

Additional information with respect to the Rights Plan and the related Rights will be contained in a Current Report on Form 8-K that the Company will file with the Securities and Exchange Commission (“SEC”). The Rights issued in the Rights Plan are issued pursuant to a Rights Agreement dated January 11, 2019 between the Company and Computershare Trust Company, N.A., as Rights Agent, a copy of which will be filed as an exhibit to the Current Report on Form 8-K.

About Cloud Peak Energy®

Cloud Peak Energy Inc. (NYSE:CLD) is headquartered in Wyoming and is one of the largest U.S. coal producers and the only pure-play Powder River Basin coal company.  As one of the safest coal producers in the nation, Cloud Peak Energy mines low sulfur, subbituminous coal and provides logistics supply services.  The Company owns and operates three surface coal mines in the PRB, the lowest cost major coal producing region in the nation.  The Antelope and Cordero Rojo mines are located in Wyoming and the Spring Creek Mine is located in Montana.  In 2017, Cloud Peak Energy sold approximately 58 million tons from its three mines to customers located throughout the U.S. and around the world.  Cloud Peak Energy also owns rights to substantial undeveloped coal and complementary surface assets in the Northern PRB, further building the Company’s long-term position to serve Asian export and domestic customers.  With approximately 1,300 total employees, the Company is widely recognized for its exemplary performance in its safety and environmental programs.  Cloud Peak Energy is a sustainable fuel supplier for approximately two percent of the nation’s electricity.

Cautionary Note Regarding Forward Looking Statements

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are not statements of historical facts and often contain words such as “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “estimate,” “seek,” “could,” “should,” “intend,” “potential” or words of similar meaning. Forward-looking statements are based on management’s current expectations, beliefs, assumptions and estimates regarding our company, industry, economic conditions, government regulations and energy policies and other factors. Forward-looking statements may include, for example, statements regarding the potential future financial benefits of the Company’s NOLs and other tax assets, our plans, strategies, prospects and expectations concerning our business, operating results, financial condition, liquidity and other matters that do not relate strictly to historical facts. These statements are subject to significant risks, uncertainties and assumptions that are difficult to predict and could cause actual results to differ materially and adversely from those expressed or implied in the forward-looking statements, including the risk that the Company will not be able to benefit from its NOLs or other tax assets in whole or in part. Forward-looking statements are also subject to the risk factors and cautionary language described from time to time in the reports and registration statements we file with the SEC, including those in Item 1A - Risk Factors in our most recent Form 10-K and any updates thereto in our Forms 10-Q and current reports on Form 8-K. Additional factors, events or uncertainties that may emerge from time to time, or those that we currently deem to be immaterial, could cause our actual results to differ, and it is not possible for us to predict all of them. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

Cloud Peak Energy Inc.
John Stranak

(720) 566-2932
Investor Relations